Exhibit 10.9

Index License Agreement

This Index License Agreement (the “Agreement”), dated as of September 11, 2026, is made by and between Cryptex Finance LLC, a Delaware limited liability company (“Licensor”), and Cryptex Digital Market Cap ETF (the “Licensee”).

W i t n e s s e t h:

Whereas, Licensor owns certain intellectual property rights in the Cryptex Digital Market Cap Index (the “Index”), including all copyright, trademark and proprietary rights and trade secrets related thereto (collectively, the “Intellectual Property”); and

Whereas, Licensee wishes to use and refer to the Index and the Intellectual Property in connection with the issuance, sale, marketing and promotion of an exchange-traded fund tracking the Index (the “Product”); and

Whereas, Licensor is willing to grant Licensee a license to use the Index and the Intellectual Property on the terms and conditions set forth herein.

Now, Therefore, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive and non-transferable license to use the Index and the Intellectual Property in connection with the issuance, distribution, marketing and promotion of the Product.

2. Ownership. Licensee acknowledges that Licensor owns all right, title and interest in and to the Index and the Intellectual Property, and that nothing in this Agreement shall be construed as transferring any ownership rights in the Index or the Intellectual Property to Licensee.

3. License Fees. In consideration of the license granted hereunder, Licensee shall pay to Licensor the license fees set forth in Appendix A hereto.

4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the State of Delaware, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such courts and waives any objection it might have based upon improper venue or inconvenient forum.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first set forth above.

LICENSOR:

CRYPTEX FINANCE LLC

By:	/s/ Joseph Sticco
Name:	Joseph Sticco
Title:	Chief Executive Officer

LICENSEE:

CRYPTEX DIGITAL MARKET CAP ETF

By:	Cryptex Finance LLC, its Sponsor

By:	/s/ Joseph Sticco
Name:	Joseph Sticco
Title:	Chief Executive Officer